Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”), dated as of  July 5, 2023, among FTAI Infrastructure Inc., a Delaware corporation (the “Issuer”), the signatories party hereto under the heading “GUARANTORS” on the signature page hereto (the “Guarantors,” and each a “Guarantor”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, FTAI Infra Escrow Holdings, LLC, a Delaware limited liability company (the “Escrow Issuer”), formerly a subsidiary of the Issuer, has issued $450,000,000 aggregate principal amount of 10.500% Senior Secured Notes due 2027 (the “Initial Secured Notes”) pursuant to an indenture dated as of July 7, 2022 by and among the Escrow Issuer, the Trustee and the Notes Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Indenture”);

WHEREAS, on July 25, 2022, the Escrow Issuer issued an additional $50,000,000 aggregate principal amount of 10.500% Senior Secured Notes due 2027 (the “2022 Additional Secured Notes” and together with the Initial Secured Notes the “Existing Secured Notes”), under the First Supplemental Indenture, by and among the Escrow Issuer, the Trustee and the Notes Collateral Agent;

WHEREAS, upon the consummation of the Issuer’s spin-off from FTAI Aviation Ltd. (f/k/a Fortress Transportation and Infrastructure Investors LLC) on August 1, 2022, the Escrow Issuer merged with and into the Issuer, and the Issuer and the Guarantors party thereto entered into the Second Supplemental Indenture, by and among the Issuer (as issuer of the Existing Secured Notes), the Guarantors party thereto, the Trustee and the Notes Collateral Agent;

WHEREAS, the Issuer and each Guarantor entered into a security agreement, dated as of August 1, 2022, by and among the Issuer, the Guarantors and the Notes Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, the Issuer wishes to issue $100,000,000 in aggregate principal amount of Notes  on the date hereof as “Additional Notes” under the Initial Indenture (the “Additional Notes”); and

WHEREAS, pursuant to Sections 2.01, 2.02 and 9.01 of the Initial Indenture, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may supplement the Initial Indenture to provide for the issuance of the Additional Notes without the consent of the Holders.

NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Additional Notes:

SECTION 1. Definitions. Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Initial Indenture.

SECTION 2. Additional Notes. The Additional Notes are hereby issued on the date of this Supplemental Indenture under the Initial Indenture, will accrue interest from and including June 1, 2023 and shall be subject to the restrictions on transfer contained in the Initial Indenture and in the Private Placement Legend.

SECTION 3. Collateral. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Notes Obligations (including, in any event, the Secured Notes Obligations in respect of the Additional Notes (the “Additional Secured Notes Obligations”)), each of the Issuer and each Guarantor (each, a “Grantor”) hereby pledges, collaterally assigns, mortgages, transfers and grants to the Notes Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Notes Secured Parties, a continuing security interest in all of its right in, and title and interest to and under, all of the Collateral (as defined in the Initial Indenture), whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor, and regardless of where located. Notwithstanding the foregoing, for the avoidance of doubt, the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset (as defined in the Initial Indenture). For the avoidance of doubt, the security interest granted herein is duplicative of the security interest granted in the Security Agreement, does not affect the validity, scope or existence of the security interest created pursuant to the Security Agreement and shall not be junior to the liens granted pursuant to the Security Agreement, and the Additional Secured Notes Obligations shall be secured on a pari passu basis with the other Secured Notes Obligations. The security interests granted pursuant to this Section 3 shall be governed by the same terms, covenants and conditions governing the security interests granted pursuant to the Security Agreement.

Each Grantor hereby authorizes the Notes Collateral Agent (but without obligation) to file all financing statements and amendments and continuations thereto with respect to the Collateral naming such Grantor as debtor and the Notes Collateral Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction. Each Grantor shall pay any applicable filing fees, recordation fees and related reasonable expenses relating to its Collateral in accordance with Section 13.01 of the Initial Indenture. Any financing statement filed by the Grantors or the Notes Collateral Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as all assets of the applicable Grantor whether now owned or hereafter acquired or arising or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in the Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Grantor agrees to furnish any such information reasonably requested by the Notes Collateral Agent to the Notes Collateral Agent promptly upon such request. Notwithstanding the foregoing or anything to the contrary contained herein, (i) the Notes Collateral Agent shall have no responsibility or obligation for the determination, preparation, recording, filing, re-recording or re-filing of any financing statement, continuation statement or any other instrument in any public office and (ii) each Grantor agrees to prepare, record and file, at its own expense, financing statements (and amendments or continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the security interest created, or intended to be created, by this Supplemental Indenture or the Security Agreement in the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Notes Collateral Agent.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

SECTION 6. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture shall give to any Person, other than the parties hereto, any Paying Agent, any Transfer Agent, any Registrar and its successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 7. Successors. All agreements of the Issuer and Guarantors in this Supplemental Indenture shall bind their successors, as applicable. All agreements of the Trustee or any Agent in this Supplemental Indenture shall bind its successors.

SECTION 8. Counterparts. This Supplemental Indenture may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 9. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10. Ratification of Initial Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Initial Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Initial Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth Nicholson
Name: Kenneth Nicholson
Title: Chief Executive Officer and President

GUARANTORS:

PERCY ACQUISITION LLC

By:	/s/ Joseph P. Adams, Jr.
Name: Joseph P. Adams, Jr.
Title: President

TRANSTAR, LLC

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

DELRAY CONNECTING RAILROAD COMPANY

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

GARY RAILWAY COMPANY

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

[Signature Page to Supplemental Indenture]

TRACKS TRAFFIC AND MANAGEMENT SERVICES, INC.

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

TEXAS & NORTHERN RAILWAY COMPANY

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

BIRMINGHAM SOUTHERN RAILROAD COMPANY

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

FAIRFIELD SOUTHERN COMPANY, INC.

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

UNION RAILROAD COMPANY, LLC

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

THE LAKE TERMINAL RAILROAD COMPANY

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

[Signature Page to Supplemental Indenture]

LORAIN NORTHERN COMPANY

By:	/s/ Matthew Fearing
Name: Matthew Fearing
Title: Secretary

[Signature Page to Supplemental Indenture]

TRUSTEE AND NOTES COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Notes Collateral Agent

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to Supplemental Indenture]